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                                                                   EXHIBIT 10.21



                              EMPLOYMENT AGREEMENT



                  THIS EMPLOYMENT AGREEMENT ("Agreement") is made as of this 15th day of May 1997 between ORBCOMM GLOBAL, L.P. (the "Company") and ROBERT F. LATHAM (the "Executive").

                              W I T N E S S E T H:

                  WHEREAS, the Executive has heretofore for many years served in an executive capacity with various entities and as a consequence thereof has acquired significant management skills and experience; and

                  WHEREAS, the Company desires to employ the Executive as its Executive Vice President and Chief Operating Officer for the term of employment stated herein subject to the conditions hereof; and

                  WHEREAS, the Executive is willing and able to undertake employment with the Company subject to the terms and conditions stated herein.

                  NOW, THEREFORE, the Company and the Executive each agree as follows:

                  1. Employment; Duties. The Company hereby employs the Executive and the Executive accepts employment as Executive Vice President and Chief Operating Officer of the Company and President of ORBCOMM USA, L.P. In such capacity, the Executive shall perform such executive duties and exercise such powers for the Company and its subsidiaries (if any) as the General Partners of the Company may assign to or vest in him from time to time commensurate with his position as an Executive Vice President and Chief Operating Officer of the Company and that until further notice by the General Partners of the Company, such duties shall include management of the deployment and operation of the Company's low-Earth orbit satellite communications system, U.S. marketing and sales and financial operations and administration. During the period of employment with the Company, the Executive will devote his best efforts to the interest of the Company and will not engage in other employment or in any activities detrimental to the best interests of the Company without the prior written consent of the President and Chief Executive Officer of the Company. The Company understands and agrees that, notwithstanding the foregoing, and subject to Section 10(a), the Executive may serve during the term of this Agreement as a director on the boards of directors of business, civic or community corporations or entities other than the Company, if he shall obtain the prior written approval of the Company's General Partners, which approval may be withheld if the Company's General Partners reasonably determine that the Executive's so serving as a director for any such
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corporation or entity would interfere with the performance of the Executive's duties hereunder or would conflict with the best interests of the Company.

                  2. Term. This Agreement shall have a term of three years, commencing on May 15, 1997 and ending on May 14, 2000, unless the term is terminated earlier in accordance with this Agreement. This Agreement shall be automatically extended from year to year thereafter for additional one year periods under the same terms and conditions, unless either the Company or the Executive notifies the other, in accordance with this Agreement, no later than three months prior to the expiration of the then current term of this Agreement of its intent to terminate this Agreement. On the expiration (but not termination) of this Agreement at the end of term hereof, Executive shall be eligible to become a Vice President, Special Projects and remain employed by the Company, on terms and conditions to be mutually agreed to by the Company and Executive, for a period of up to one year, provided that if Executive becomes employed by another person or entity during such one year period, Executive shall no longer be employed by the Company.

                  3. Compensation. During the term of this Agreement, the Company shall pay to the Executive the following compensation:

                           (a) Base Salary. The Company shall pay to the
                  Executive compensation equal to an annual base salary at the rate of one hundred eighty thousand dollars ($180,000) per annum, prorated for any partial employment year, payable in bi-weekly installments in arrears. During the term of this Agreement, the Executive's compensation shall be reviewed by the General Partners of the Company at least once every 12 months.

                           (b) Signing Bonus. The Company shall pay to the
                  Executive a signing bonus equal to $75,000, payable within five business days of the date hereof, provided that, in the event that within five years of the date hereof the Executive receives any refunds or payments from any Country Club or similar entity or transferee for membership dues repaid to the Executive on the Executive's withdrawal from membership, the Executive shall pay to the Company such refund up to $25,000.

                           (c) Bonus Plan. The Executive shall also participate
                  in the Company's Annual Incentive Bonus Plan (the "Bonus Plan"), a copy of which is attached hereto as Attachment A, provided that the Company, President and Chief Executive Officer and the Executive agree to review and thereafter revise the terms of the Bonus Plan by mutual agreement of the Executive and the Company. For purposes of the Bonus Plan and bonus amounts that may be payable to Executive for calendar year 1997, Executive shall be deemed to have commenced employment with the Company on January 1, 1997. From and after the date hereof, the Executive shall be entitled to receive an annual bonus of up to 50% (or any additional amount as may be specified in the Bonus Plan as it may be modified as specified herein or therein) of his annual base salary determined and


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                  payable in accordance with the terms and conditions of the
                  Bonus Plan as it may be modified as specified herein and therein. The Executive and the Company shall mutually agree on 1997 Company and personal objectives as required by the Bonus Plan.

                           (d) Stock Options. On the date hereof, the Executive
                  has been granted options (the "Options") to purchase 55,000 shares of the Common Stock, par value $.01 per share (the "Common Stock"), of Orbital Communications Corporation ("OCC"). Each Option shall be exercisable for one share of Common Stock at an exercise price of $26.50 (subject to adjustment for any stock split, reclassification or recapitalization of the Common Stock) per share and shall otherwise be governed by the terms of the Orbital Communications Corporation 1992 Stock Option Plan (the "Option Plan"), the form of stock option agreement, a copy of which is attached hereto as Attachment B and, where applicable, this Agreement. Subject to the terms of Sections 7 and 8, the Options shall vest and be exercisable in equal one-quarter increments as follows:

                               (i) 25% of the Options shall be vested on the date hereof;

                               (ii) 25% of the Options shall vest on the first anniversary of the date hereof;

                               (iii) 25% of the Options shall vest on the second
                                     anniversary of the date hereof; and

                               (iv) 25% of the Options shall vest on the third anniversary of the date hereof.

                  4. Other Compensation and Benefits. In addition to the compensation specified in Section 3, the Company shall provide the following to the Executive:

                           (a) Relocation. The Company shall pay the Executive's
                  actual and reasonable relocation expenses to the United States as outlined in its Relocation Policy, as modified (the "Relocation Policy"), a copy of which is attached hereto as Attachment C, up to a maximum of $50,000; provided that relocation expenses incurred to move the Executive from England to the United States and reimbursed by the Executive's last employer shall not be reimbursable by the Company. At the termination of this Agreement or the Executive's death or disability resulting in the termination of his employment, the Company shall pay the Executive's or any surviving spouse's actual and reasonable relocation expenses to Canada (of the types specified in the Relocation Policy), up to a maximum of $50,000.

                           (b) Bridge Loan. In addition, at the Executive's
                  request at any time during the first year of his employment with the Company, the Company shall provide the Executive with a bridge loan in the amount of up to $50,000 to assist in the purchase of a home in the Washington area. The loan shall be an interest

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                  free loan. The Loan shall be payable within one
                  year from the date made, provided that, if the Executive is terminated without Cause (as defined in Section 9), the term of the loan shall be extended one year.

                           (c) Legal Review of this Agreement. The Company shall
                  pay the Executive's actual legal expenses incurred in the review of any offer letter previously provided by the Company to the Executive and this Agreement, up to $2,000.

                           (d) Benefits. During the term of this Agreement, the
                  Executive shall be entitled to paid vacation and sick leave as made generally available to the senior executives of the Company, and to participate in any profit sharing plan, retirement plan, group life insurance plan or other insurance plan or medical expense plan maintained by the Company for its senior executives generally and, if applicable, their family members. The Company reserves the right to discontinue or to amend such plans to conform to legal requirements or for other reasons, as determined by the Company to be in the best interest of the business.

                           (e) Directors and Officers Insurance. The Company
                  shall use all commercially reasonable efforts to maintain Directors and Officers Insurance covering such claims and in such amounts as the Company shall determine to be appropriate.

                  5. Business Expenses; Professional Memberships. The Company shall reimburse the Executive for all reasonable and necessary (a) business expenses, including, but not limited to, travel expenses and telephone usage charges incurred by him in the performance of his duties under this Agreement, and (b) professional membership dues, against presentation of proper receipts or other proof of expenditure, and subject to such reasonable guidelines or limitations provided to the Executive, and which are to be applied prospectively only as the General Partners or the Chief Executive Officer of the Company may impose. Executive shall be furnished with a portable computer and two appropriate docking stations one for use in his office and one for use in his home, as well as a printer for use in his home.

                  6. Termination on Death or Disability. This Agreement shall automatically terminate on the death or disability of the Executive. The Executive shall be deemed to be disabled if the General Partners of the Company shall determine that the Executive is unable to perform substantially all of his duties under this Agreement for a continuous period in excess of ninety (90) days because of a disabling illness or injury. During any disability period, the Executive shall be entitled to compensation as specified in any relevant written employment/benefit policies and procedures of the Company as may be in effect from time to time.

                  7. Change of Control. In the event a person other than OCC or Teleglobe Mobile Partners owns a majority of the general partnership interests (or other similar equity interests) of the Company (a "Change of Control"), the Executive shall have the option,

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exercisable within three months of the Change of Control, to terminate his employment with the Company and receive the following benefits:

                           (a) Within 30 days of the exercise of such option by
                  the Executive, payment of (i) the remaining balance of the Executive's base salary through the end of the term of this Agreement plus (ii) an amount equal to 50% of the Executive's then current annual base salary;

                           (b) Automatic vesting of all unvested Options; and

                           (c) Payment of the Executive's actual and reasonable
                  expenses to relocate to Canada (of the types specified in the Relocation Policy), up to a maximum of $50,000.

                  8. Termination Without Cause. During the term of this Agreement, the Company shall be entitled to terminate the Executive without Cause, provided that if the Executive is terminated without Cause, the Executive shall be entitled to receive the following benefits:

                           (a) A lump sum amount equal to 12 months annual base
                  salary, payable within 30 days of such termination;

                           (b) The vesting schedule for the Options shall be
                  revised for unvested options such that, vesting of the next annual installment (e.g. 12,500) would occur in equal quarters amounts (e.g. 3,125) for each full calendar quarter the Executive was employed by the Company (from the last annual vesting date) prior to the Executive's termination. In addition, on the exercise of any vested options, payment of any withholding taxes then due could be made by (i) surrendering Common Stock held by the Executive having a fair market value equal to such withholding tax obligation or (ii) requesting that OCC withhold from the shares to be delivered to the Executive on the exercise of vested Options a number of shares of Common Stock having a fair market value equal to such withholding tax obligation; and

                           (c) Payment of the Executive's actual and reasonable
                  expenses to relocate to Canada (of the types specified in the Relocation Policy), up to a maximum of $50,000.

                  9. Termination For Cause or on Death. Notwithstanding any other provision of this Agreement, the employment of the Executive and this Agreement may be terminated by the Company on the death of the Executive or for Cause. Termination for Cause shall be effective as of the date the Company gives notice to the Executive in accordance with this Agreement. Termination for Cause shall be limited to the following acts by, or conditions with respect to, the Executive, as shall be determined by the General Partners acting in their reasonable discretion:


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                           (a) chronic alcoholism;

                           (b) drug addiction;

                           (c) the Executive's (i) conviction for a felony or
                  any crime involving moral turpitude, fraud, or misrepresentation or (ii) misappropriation or embezzlement of funds or assets from the Company;

                           (d) any intentional act having the purpose and effect
                  of materially injuring the reputation, business or business relationships of the Company;

                           (e) any breach by the Executive of the provisions of
                  this Agreement, including, without limitation, the agreements contained in Sections 10(a) and (b) hereof; or

                           (f) committing acts amounting to gross negligence or
                  willful misconduct to the detriment of the Company or its affiliates.

                  10.      Company Matters.

                           (a) Proprietary Information and Inventions.
                  Concurrently with the execution of this Agreement, the Executive has executed an Employee Non-Disclosure Agreement, a copy of which is attached hereto as Attachment D. The Executive agrees to abide by the terms and conditions set forth therein.

                           (b) Non-Solicitation of Employees. The Executive
                  agrees that, during the term of his employment and for a period of one year thereafter, he will not solicit or encourage any employee of the Company to terminate his or her employment with the Company or to accept employment with any other employer with whom the Executive might become affiliated subsequent to his termination.

                           (c) Resignation on Termination. On termination of his
                  employment, the Executive shall immediately resign any directorships, offices or other positions that he may hold in the Company or any of its affiliates.

                  11.      Miscellaneous.

                           (a) Work Authorization. The Company shall be
                  responsible for obtaining all appropriate work authorization papers necessary for the Executive to be employed by the Company during the term of this Agreement.

                           (b) Entire Agreement; Binding Effect. This Agreement
                  sets forth the entire understanding between the parties as to the subject matter of this Agreement and merges and supersedes all prior agreements, commitments, representations, writings and discussions between them; and neither of the parties shall be bound by any obligations, conditions, warranties or representations with


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                  respect to the subject matter of this Agreement, other than as expressly provided in this Agreement or as duly set forth on or subsequent to the date hereof in writing and signed by the proper and duly authorized representative of the party to be bound hereby. This Agreement is binding on the Executive and on the Company and its successors and assigns (whether by assignment, by operation of law or otherwise).

                           (c) Notices. All notices, approvals, consents,
                  requests or demands required or permitted to be given under this Agreement shall be in writing and shall be deemed sufficiently given three business days after being deposited in the mail, registered or certified, postage prepaid, on receipt if hand delivered or sent by facsimile (answerback received) or one business day after being given to a reputable overnight courier and addressed to the party entitled to receive such notice at the following address (or other such addresses as the parties may subsequently designate):

                           The Company:     ORBCOMM Global, L.P.
                                            21700 Atlantic Boulevard
                                            Dulles, Virginia  20166

                           The Executive:   2121 Wilkes Ct.
                                            Herndon, Virginia



         If notice is given by any other method, it shall be deemed effective when the written notice is actually received.

                           (d) Waivers. No party shall be deemed to have waived
                  any right, power or privilege under this Agreement or any provisions hereof unless such waiver shall have been duly executed in writing and acknowledged by the party to be charged with such waiver. The failure of any party at any time to insist on performance of any of the provisions of this Agreement shall in no way be construed to be a waiver of such provisions, nor in any way to affect the validity of this Agreement or any part hereof. No waiver of any breach of this Agreement shall be held to be a waiver of any other subsequent breach.

                           (e) Governing Law; Jurisdiction. This Agreement shall
                  be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Virginia, without giving effect to the conflict or choice of law provisions thereof. In addition, each party hereto irrevocably and unconditionally agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought only in the Commonwealth of Virginia.


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                  IN WITNESS WHEREOF, this parties hereto have executed this
Agreement as of the day and year first written above.





                                              ORBCOMM Global, L.P.


                                              By: ______________________________
                                                       Name:  Alan L. Parker
                                                       Title:  President


                                              __________________________________
                                              Robert F. Latham


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                              ORBCOMM GLOBAL, L.P.

                            NON-DISCLOSURE AGREEMENT

                  This Non-Disclosure Agreement (the "Agreement") is made and entered into this 7th day of April, 1997 by and between ORBCOMM Global, L.P. ("ORBCOMM"), a Delaware corporation, with its principal place of business located at 21700 Atlantic Boulevard, Dulles, Virginia 20166, and Robert F. Latham ("Latham").

                  WHEREAS, Latham will provide consulting services to ORBCOMM and in connection therewith will receive ORBCOMM proprietary or confidential information;

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. PROPRIETARY INFORMATION. For purposes of this Agreement, "ORBCOMM Proprietary Information" shall mean written, documentary or oral information of any kind, including, but not limited to, (a) information of a business, planning, marketing or technical nature, (b) models, tools, hardware and software disclosed by ORBCOMM to Latham or generated by Latham in the course of performing work under this Agreement, and (c) any documents, reports, memoranda, notes, files or analyses that contain, summarize or are based upon any of the foregoing. With respect to ORBCOMM Global, "Proprietary Information" shall include any of the foregoing information of any of ORBCOMM USA, L.P. or ORBCOMM INTERNATIONAL PARTNERS, L.P. Proprietary Information" shall not include information that:

                               (i) is publicly available prior to the date of this Agreement;

                               (ii) becomes publicly available after the date of this Agreement through no wrongful act of Latham;

                               (iii) is furnished to others by ORBCOMM without
                                     similar restrictions on their right to use or disclose;

                               (iv) is known by Latham without any proprietary restrictions at the time of receipt of such information from ORBCOMM or becomes rightfully known to Latham without proprietary restrictions from a source other than ORBCOMM;

                               (v) is independently developed by Latham by persons who did not have access, directly or indirectly, to the Proprietary Information; or

                               (vi) is obligated to be produced under order of a court of competent jurisdiction or a valid administrative or congressional subpoena, provided that Latham promptly notifies ORBCOMM of such event so that ORBCOMM


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                                     may seek an appropriate protective
                                     order or waive compliance by Latham with the terms of this Agreement.

                  2. CONFIDENTIALITY.

                           a. Latham shall protect all ORBCOMM Proprietary
Information as confidential information and, except with the prior written consent of ORBCOMM or as otherwise specifically provided herein, shall not disclose, copy or distribute the ORBCOMM Proprietary Information to any other individual, corporation or entity for a period of three (3) years from the date of disclosure by ORBCOMM or creation by Latham.

                           b. Latham shall not make any use of the ORBCOMM
Proprietary Information for his or her own benefit or for the benefit of any other individual, corporation or entity.

                           c. Latham shall not disclose all or any part of the
ORBCOMM Proprietary Information to his or her affiliates, agents or representatives (collectively, "Representatives") except on a need-to-know basis. Latham agrees to inform any of his or her Representatives who receive ORBCOMM Proprietary Information of the confidential and proprietary nature thereof and of such Representative's obligations with respect to the maintenance of the ORBCOMM Proprietary Information in conformance with the terms of this Agreement.

                           d. Latham shall maintain the ORBCOMM Proprietary
Information with at least the same degree of care Latham uses to maintain his or her own proprietary information. Latham represents that such degree of care provides adequate protection for his or her own proprietary information.

                           e. Latham shall immediately advise ORBCOMM in writing
of any misappropriation or misuse by any person of the ORBCOMM Proprietary Information of which Latham is aware.

                           f. Any documents or materials that are furnished by
or on behalf of ORBCOMM, and all other ORBCOMM Proprietary Information in whatever form, including documents, reports, memoranda, notes, files or analyses prepared by or on behalf of Latham, including all copies of such materials, shall be promptly returned by Latham to ORBCOMM upon written request by ORBCOMM for any reason.

                  3. NO LICENSES OR WARRANTIES. No license to Latham under any trade secrets or patents is granted or implied by conveying ORBCOMM Proprietary Information or other information to Latham; and none of the information transmitted or exchanged by ORBCOMM shall constitute any representation, warranty, assurance, guaranty or inducement by ORBCOMM to Latham with respect to the infringement of patents or other rights of others.

                  4. REMEDY FOR BREACH. Latham acknowledges that the ORBCOMM Proprietary Information is central to ORBCOMM's business and was developed by or for

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ORBCOMM at a significant cost. Latham further acknowledges that damages would not be an adequate remedy for any breach of this Agreement by Latham or his or her Representatives and that ORBCOMM may obtain injunctive or other equitable relief to remedy or prevent any breach or threatened breach of this Agreement by Latham or any of his or her Representatives. Such remedy shall not be deemed to be the exclusive remedy for any such breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to ORBCOMM.

                  5. MISCELLANEOUS.

                           a. This Agreement contains the entire understanding
between Latham and ORBCOMM and supersedes all prior written and oral understandings relating to the subject hereof. This Agreement may not be modified except by a writing signed by both parties.

                           b. The construction, interpretation and performance
of this Agreement, as well as the legal relations of the parties arising hereunder, will be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to the choice or conflict of law provisions thereof.

                           c. It is understood and agreed that no failure or
delay by ORBCOMM in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof, or the exercise of any other right, power or privilege hereunder. No waiver of any terms or conditions of this Agreement shall be deemed to be a waiver of any subsequent breach of any term or condition. All waivers must be in writing and signed by the party sought to be bound.

                           d. If any part of this Agreement shall be held
unenforceable, the remainder of this Agreement will, nevertheless, remain in full force and effect.

                  IN WITNESS WHEREOF, each of the parties of this Agreement has caused this Agreement to be signed as of the day and year first above written.



ORBCOMM GLOBAL, L.P.



By: ______________________________                  ____________________________
    Mary Ellen Seravalli                            Robert F. Latham
    Senior Vice President and General Counsel


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